Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-212996, 333-215068, 333-255415, 333-285806, and 333-287379 on Form S-8 of our reports dated February 27, 2026, relating to the consolidated financial statements of First Hawaiian, Inc. and Subsidiary and the effectiveness of First Hawaiian, Inc. and Subsidiary’s internal control over financial reporting appearing in this annual report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii

February 27, 2026